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                                                                   EXHIBIT 16.1



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

     We have read and agree with the comments in Item 5 of Form 10-QSB of National Quality Care, Inc. (formerly Sargent, Inc.) dated August 1996 specifically and only as they refer to our firm.


                                            Ehrhardt Keefe Steiner & Hottman PC


Denver, Colorado
August 19, 1996